UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

EME HOMER CITY GENERATION L.P.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	333-92047-03	33-0826938
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

1750 Power Plant Road

Homer City, Pennsylvania 15748

(Address of principal executive offices, including zip code)

(724) 479-9011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. EME Homer City Generation L.P. has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME Homer City’s control. EME Homer City has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with EME Homer City’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

As disclosed in Homer City’s Current Report on Form 8-K filed on September 24, 2012, Homer City, as assignor, and Homer City Generation, L.P., an affiliate of General Electric Capital Corporation, (“GECC”), as assignee (“Assignee”) entered into a Master Transaction Agreement (the “MTA”) on September 21, 2012. Under the MTA, Homer City has agreed to transfer substantially all of its rights in and assets related to the Homer City plant (the “Facility”), and specified liabilities, to Assignee.

On October 3, 2012, GECC, EFS-N Inc., Homer City Generation, L.P. and the Metropolitan Life Insurance Company entered in to a Plan Support Agreement (the “PSA”) with certain holders of the bonds (the “Consenting Holders”) holding approximately 76% of the outstanding principal amount of the bonds issued under the Indenture (the “Existing Bonds”), dated as of December 7, 2001 (the “Indenture”), between Homer City Funding LLC (“Fundco”), and The Bank of New York, as successor trustee.  Fundco is in the process of entering into the PSA.  Under the PSA, the parties thereto commit to support and implement a reorganization and restructuring of Fundco and its obligations through a solicitation of votes on a prepackaged plan of reorganization under chapter 11 of title 11 of the United States Code (the “Plan”) in accordance with the terms set forth in therein.  Among other things, the PSA requires Fundco to undertake a solicitation and commence a chapter 11 case, the Consenting Holders thereunder to vote all claims represented by the Existing Bonds in favor of the Plan, and the parties thereto to use commercially reasonable efforts in furtherance of obtaining confirmation of the Plan and consummating the transactions contemplated thereunder.  In addition, the PSA requires the applicable parties to forbear from exercising remedies under the existing operative documents during the term of the PSA.  The PSA contains certain milestone events that must be achieved by dates specified therein, which events include the commencement of Fundco’s chapter 11 case, the confirmation of the Plan, and the occurrence of the effective date of the Plan (the “Effective Date”).  The Plan, related disclosure statement, and the form of notes and security documentation for the New Secured Bonds are among the material exhibits to the PSA.

The Plan provides that, on or before the Effective Date, a series of restructuring transactions, including the closing of the MTA, will occur, which transactions will eliminate the existing organizational and contractual structure associated with the Facility and simplify the capital structure associated with the Facility.  Other transactions to be effected under the confirmed Plan include the issuance by the Assignee of new secured bonds (the “New Secured Bonds”) in exchange for the Existing Bonds and the Assignee’s entry into a new revolving credit facility in an amount up to $75 million (the “Working Capital Facility”) and an agreement with a third-party operator for the operation and maintenance of the Facility.

The New Secured Bonds will have the same maturity and cash interest rate as the Existing Bonds and be secured by all assets of Assignee, the previously disclosed engineering, procurement, and construction agreement (the “EPC Agreement”) between a wholly owned subsidiary of GECC (the “GE Contract Obligor”) and Kiewit Power Constructors Co. related to the construction of certain emissions control equipment for units 1 and 2 of the Facility (the “Project”), and the work completed thereunder.  Certain other material terms of the New Secured Bonds, some of which were previously disclosed, include the following:  (i) at Fundco’s option, interest payments on the New Notes from and including October 1, 2012 to and including April 1, 2014 (the “PIK Period”) would be made on a payment-in-kind basis at 50 basis points above the existing cash interest rate, which rate will increase an additional 50 basis points if substantial completion of the Project is delayed under certain circumstances beyond November 29, 2014, (ii) amortization payments would be due and payable in semi-annual installment payments on each interest payment date, commencing on October 1, 2014, (iii) the New Secured Bonds would be voluntarily callable at any time by the Surviving Owner Lessor at 115.0% of par from the date of issuance through August 1, 2013, 107.5% of par from August 2, 2013 through August 1, 2014, 103.5% of par from August 2, 2014 through August 1, 2015, and 100.0% of par thereafter, provided that, notwithstanding the foregoing, if the EPC Agreement is amended or modified to delay the guaranteed substantial completion date for both units 1 and 2 at the Facility beyond August 31, 2014 (other than for any delay caused by Kiewit) (a “Delay Amendment”), or substantial completion does not occur for both units 1 and 2 at the Facility as a result of the termination of the EPC Agreement by Kiewit, the redemption price for the New Secured Bonds will not be less than 107.5% for any period prior to substantial completion; and provided further that after any Delay Amendment, on and after the date that substantial completion for both units 1 and 2 at the Facility has occurred, the redemption price shall be as set forth above.  Additionally, a payment default under the EPC Agreement the termination of the EPC Agreement or delivery of a notice of termination of the EPC Agreement, in either case, at any time when less than $325 million has been paid by the GE Contract Obligor towards the Project will be an event of default under the New Secured Bonds, except in certain circumstances where such termination is the result of a change in environmental laws and the Facility is capable of being in material compliance with such laws while operating at a monthly average availability factor of 80%.

Exhibits to the Plan include the following definitive documents:

•                  a form of indenture governing the New Secured Bonds

•                  a form of security agreement related to the New Secured Bonds

•                  a form of collateral assignment related to the New Secured Bonds

•                  a form of mortgage securing the New Secured Bonds

•                  a form of credit agreement governing the Working Capital Facility

•                  a form of security agreement related to the Working Capital Facility and

•                  a form of intercreditor agreement related to the Working Capital Facility and New Secured Bonds.

The foregoing descriptions of the MTA and PSA and the exhibits thereto are qualified in their entirety by reference to the MTA and PSA and their exhibits attached hereto as Exhibits 10.1 and 10.2 respectively, and the MTA and PSA and their exhibits are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Completion of the previously announced proposed restructuring of Fundco and its obligations is subject to a number of conditions, including obtaining the consent of holders of more than two-thirds of the bonds issued under the Indenture.  In connection with the proposed restructuring, discussions with certain bondholders have been ongoing and information regarding the proposed transactions has been provided to such bondholders under confidentiality arrangements with them and to their counsel Cadwalader, Wickersham & Taft LLP.   Homer City has agreed to publicly disclose certain information in accordance with those arrangements.  As a result, Homer City is providing the form of Disclosure Statement attached hereto as Exhibit 99.1, which is expected to be used to solicit acceptances of the bondholders of a consensual prepackaged plan of reorganization for Fundco under Chapter 11 of title 11 of the United States Code, which plan is appended thereto.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Homer City or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. By filing this Current Report on Form 8-K and furnishing this information, Homer City makes no admission as to the materiality of any information in Item 7.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

10.1         Master Transaction Agreement, dated September 21, 2012, by and between EME Homer City Generation L.P. and Homer City Generation, L.P. (included as Exhibit 1.1.54 to the Plan of Reorganization of Homer City Funding LLC which is included as Exhibit A to the Disclosure Statement filed as Exhibit 99.1 hereto).

10.2         Plan Support Agreement, dated October 3, 2012, by and among Homer City Funding LLC, General Electric Capital Corporation, EFS-N, Inc., Metropolitan Life Insurance Company, Homer City Generation, L.P. and each creditor signatory thereto (included as Exhibit B to the Disclosure Statement filed as Exhibit 99.1 hereto).

99.1         Disclosure Statement dated October 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME HOMER CITY GENERATION L.P. (REGISTRANT)

By:	Mission Energy Westside Inc., as General Partner

By:	/s/ Maria Rigatti
Maria Rigatti Director and Vice President

Date:	October 3, 2012